UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2026
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2026, SI-BONE, Inc. (the “Company”) and Orchard Commons, LLC (the “Landlord”) entered into a lease agreement (the “Lease”), pursuant to which the Company will lease approximately 50,485 square feet of space located at 88 West Plumeria Drive, San Jose, California 95134 (the “Premises”).

The term of the Lease will commence on the earlier of (a) October 1, 2026 and (b) the date of the Company’s commencement of its business operations in substantially all of the Premises, and will expire on the date that is one hundred and two (102) months from such commencement date. The Company will have one option to extend the term of the Lease for an additional period of five (5) years. The Company also has a one-time right to lease the space of approximately 28,531 square feet that is contiguous to the Premises if and to the extent such space is available. The monthly base rent due under the Lease is initially $128,737 for the first year and is scheduled to increase by approximately 3% per year for each subsequent year. In addition to the base rent, the Company is required to pay its share of operating expenses, which include certain taxes, costs, expenses and disbursements. The Company is also required to provide a security deposit of $163,067 to the Landlord. Subject to customary terms and conditions set forth in the Lease, the Company is entitled to (i) rent abatement for the first six (6) months, (ii) a tenant improvement allowance of $70 per square foot, and (iii) an allowance for power upgrades of $5 per square foot. The Landlord has the right to terminate the Lease upon customary events of default.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annually Report on Form 10-K for the fiscal year ended December 31, 2025 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2026, the Company issued a press release (the “Press Release”) announcing results for the quarter and year ended December 31, 2025. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2026, the Company appointed Anshul Maheshwari, the Company’s Chief Financial Officer, also as the Company’s Chief Operating Officer, effective February 22, 2026.

Mr. Maheshwari, age 46, has served as the Company’s Chief Financial Officer since April 2021. Prior to joining the Company, Mr. Maheshwari served as Vice President of Finance and Treasurer from June 2018 and Head of Investor Relations from October 2019 for Varian Medical Systems ("Varian"), a cancer care company, until its acquisition by Siemens Healthineers AG in April 2021. At Varian, he was responsible for treasury and risk management, capital markets, customer finance, financial and strategic planning and investor relations. From April 2013 to June 2014, Mr. Maheshwari served as Manager of Investments and from June 2014 to June 2018, served as Assistant Treasurer for Bechtel Corporation, an engineering and construction company, in which latter roles he was responsible for managing global treasury operations. From November 2004 to March 2013, Mr. Maheshwari served in various client facing roles within the corporate and investment bank divisions at Bank of America Merrill Lynch. Mr. Maheshwari received a M.B.A. from Boston College, Carroll Graduate School of Management and a Bachelors of Commerce from the H.R. College of Commerce in India.

There is no arrangement or understanding between Mr. Maheshwari and the Company or any other person pursuant to which Mr. Maheshwari was appointed as the Company’s Chief Operating Officer that would require disclosure under Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). There is no family relationship between Mr. Maheshwari and any other person that would require disclosure under Item 401(d) of Regulation S-K under the Securities Act. There are no transactions involving the Company and Mr. Maheshwari that the Company would be required to report pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 23, 2026
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	02/23/2026	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Operating Officer & Chief Financial Officer
(Principal Financial and Accounting Officer)